UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant ⌧  Filed by a Party other than the Registrant ☐
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6e(2))
☐ Definitive Proxy Statement
⌧ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Community Trust Bancorp, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Kentucky (state or other jurisdiction of incorporation)	001-31220 (commission file number)	61-0979818 (irs employer identification no.)
346 North Mayo Trail, Pikeville, Kentucky (address of principal executive offices)		41501 (zip code)
Registrant’s telephone number, including area code (606) 432-1414

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EXPLANATORY NOTE

The following information supplements and amends the definitive proxy statement (the “Proxy Statement”) of Community Trust Bancorp, Inc. (“CTBI”) originally filed with the Securities and Exchange Commission (“SEC”) on March 22, 2022, in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s 2022 Annual Meeting of Shareholders or any adjournment(s) thereof. The Annual Meeting will be held on the Fourth Floor of the Community Trust Bancorp, Inc. Corporate Headquarters, 346 North Mayo Trail, Pikeville, Kentucky, on Tuesday, April 26, 2022 at 10:00 a.m. EDT.

This Amendment No. 1 to the Proxy Statement (this “Amendment”) is being filed in order to correct and supplement certain disclosures in the “Executive Compensation” section of the Proxy Statement, as originally filed with the SEC on March 22, 2022, to reflect the named executive officers’ earned non-equity incentive plan compensation for fiscal years 2021, 2020, and 2019, which was incorrectly stated in the Summary Compensation Table, the computation of the total compensation and the pay ratio under the Chief Executive Officer Pay Ratio. No other changes have been made to the Proxy Statement, and this Amendment has not been updated to reflect events occurring subsequent to the filing of the Proxy Statement. Capitalized terms used in this Amendment and not otherwise defined have the meaning given to such terms in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS AMENDMENT AND THE INFORMATION SET FORTH BELOW SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

CHANGE TO PROXY STATEMENT

The subsections entitled “Summary Compensation Table” and “Pay Ratio Disclosure Rule” on pages 38 and 19, respectively, of the Proxy Statement are amended in their entirety as follows:

EXECUTIVE COMPENSATION

The following table sets forth the total annual compensation paid or accrued by CTBI to or for the account of the Chief Executive Officer, the Chief Financial Officer, and each of the other three most highly compensated executive officers of CTBI (“Named Executive Officers” or “NEOs”) for the fiscal years ended December 31, 2021, 2020, and 2019.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total Compensation (4) ($)
Jean R. Hale,	2021	699,039	28,174	1,090,000	36,326	1,853,539
Chairman and	2020	699,039	64,996	272,482	39,652	1,076,169
Chief Executive Officer	2019	648,077	125,005	272,506	37,551	1,083,139

Kevin J. Stumbo,	2021	324,615	9,598	283,500	23,670	641,383
Executive Vice President,	2020	325,577	22,141	65,814	23,768	437,300
Chief Financial Officer	2019	293,846	41,984	65,802	22,983	424,615
and Treasurer

Mark A. Gooch,	2021	489,423	17,454	599,000	27,343	1,133,220
President and Secretary	2020	492,115	40,265	147,957	27,784	708,145
	2019	458,846	77,922	147,981	26,887	708,121

James B. Draughn,	2021	312,244	9,443	274,200	36,418	632,305
Executive Vice	2020	312,692	133,340	64,456	37,401	547,889
President	2019	289,039	41,613	64,444	34,432	429,528

Larry W. Jones,	2021	308,704	9,443	272,400	27,589	618,136
Executive Vice	2020	310,769	21,740	64,680	26,982	424,171
President	2019	289,231	41,984	64,668	25,538	421,421

(1)
The amounts in this column reflect the grant date fair value of all restricted stock awards granted during the years ended December 31, 2021, 2020, and 2019, under CTBI’s stock ownership plans and in accordance with ASC Topic 718.

(2)
Non-Equity Incentive Plan Compensation includes amounts paid under the Senior Management Incentive Compensation Plan (“Incentive Plan”), which is open to all executive officers, market presidents, and senior vice presidents of consolidated functions and the Executive Long-Term Incentive Plan which is open to all executive officers.  Individuals below senior vice president level may be recommended and approved by the Compensation Committee for special awards of options for extraordinary performance under the Incentive Plan.  Non-Equity Incentive Plan Compensation for executive officers is earned based on CTBI reaching certain earnings per share and return on assets goals after accruing for the cost of the incentive compensation.

(3)	The compensation represented by the amounts for 2021, 2020, and 2019 set forth in the All Other Compensation column for NEOs is detailed in the following table.
Name	Year	Company Contributions to ESOP ($)	Company Contributions to 401(k) ($)	Perquisites ($)	Company Paid Life Insurance Premiums ($)	Dividends Received on Restricted Stock ($)	Total All Other Compensation ($)
		(a)	(a)		(b)
Jean R. Hale	2021	11,600	9,750	-	8,877	6,099	36,326
	2020	11,400	13,000	-	7,823	7,429	39,652
	2019	11,200	12,500	-	6,862	6,989	37,551

Kevin J. Stumbo	2021	11,600	8,673	-	1,348	2,049	23,670
	2020	11,400	8,679	-	1,219	2,470	23,768
	2019	11,200	8,448	-	1,050	2,285	22,983

Mark A. Gooch	2021	11,600	9,750	-	2,198	3,795	27,343
	2020	11,400	9,750	-	1,998	4,636	27,784
	2019	11,200	9,500	-	1,807	4,380	26,887

James B. Draughn	2021	11,600	9,750	-	1,371	13,697	36,418
	2020	11,400	11,798	-	1,244	12,959	37,401
	2019	11,200	12,500	-	1,114	9,618	34,432

Larry W. Jones	2021	11,600	7,803	-	6,137	2,049	27,589
	2020	11,400	7,879	-	5,203	2,500	26,982
	2019	11,200	7,608	-	4,369	2,361	25,538

(a)	For further information regarding the ESOP and 401(k) Plans, see the Compensation Discussion and Analysis.
(b)
This column includes excess premiums reported as taxable compensation on the NEO’s W-2 for life insurance at three times salary. A similar insurance benefit at three times salary is provided to all full-time employees on a nondiscriminatory basis.

PAY RATIO DISCLOSURE RULE

In August 2015, pursuant to a mandate of the Dodd – Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). CTBI’s PEO for 2021 was Jean R. Hale. The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. CTBI believes its compensation philosophy and process yield an equitable result and is presenting such information as follows:

Median employee total annual compensation	$37,720
Ms. Hale (PEO) total annual compensation	$1,853,539
Ratio of PEO to median employee compensation	49.8:1.0

In determining the median employee, a listing was prepared of all employees (other than the PEO) as of December 31, 2021, ordered based on total compensation. Wages and salaries were annualized for those employees who were not employed for the full year of 2021, other than temporary or seasonal employees. The median employee was selected from the annualized list. Included in the calculation of total compensation were the employee earnings paid by CTBI, cash bonuses received, the grant date fair value of any equity grants by the employer, employer paid ESOP contributions, employer matching of 401(k) contributions, employer paid life insurance premiums, and dividends paid on restricted stock held by the employee.